AGREEMENT AND PLAN OF MERGER


                                     BETWEEN


                           FP - WJ ACQUISITION CORP.,


                            a California corporation,





                                       AND




                            WATKINS-JOHNSON COMPANY,


                            a California corporation







                             DATED October 25, 1999

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of October 25, 1999, between FP - WJ Acquisition Corp., a California corporation ("Purchaser"), and Watkins-Johnson Company, a California corporation (the "Company").

                                   BACKGROUND

         A. The Boards of Directors of the Company and Purchaser have approved the merger of Purchaser with and into the Company (the "Merger") in accordance with the California Corporations Code (the "California Code"), with the Company being the surviving corporation in the Merger (the Company, in its capacity as such surviving corporation, being referred to as the "Surviving Corporation"), upon the terms and subject to the conditions of this Agreement.

         B. In the Merger, all of the issued and outstanding shares of the Common Stock, without par value, of the Company ("Company Common Stock") (other than shares of Company Common Stock owned, directly or indirectly, by the Company or Purchaser) will be converted into the right to receive $41.125 per share in cash (without interest) upon the terms and subject to the limitations and conditions of this Agreement (the term "Company Common Stock" including, for all purposes of this Agreement, the associated share purchase rights (the "Rights") issued under the Rights Agreement dated as of September 30, 1996, as amended, between the Company and ChaseMellon Shareholders Services, L.L.C. as Rights Agreement (the "Rights Agreement")). As more specifically hereinafter provided, the cash payable to holders of Company Common Stock in the Merger shall be provided (i) from the cash of the Company, (ii) an aggregate of $50 million from Purchaser (which amount includes funds utilized by Sponsor (as defined in Section 3.2(g) hereof) to purchase the Purchased Shares (as defined in and pursuant to the Recapitalization Agreement (as defined in Recital E below) between the Company and the Watkins Trust dated September 19, 1988, and
(iii) $41 million in debt financing to be arranged by or at the direction of Purchaser.

         C. The Board of Directors of the Company has determined that the Merger is fair to, and in the best interests of, the holders of Company Common Stock, has approved the Merger and has decided to recommend the approval and adoption of this Agreement by the shareholders of the Company.

         D. The parties hereto intend that the Merger be treated as a recapitalization for financial reporting purposes.

         E. For the purpose of accounting for the Merger as a recapitalization, one or more beneficial owners of Company Common Stock (the "Additional Investors") have,

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concurrently  herewith,  subscribed for and agreed to acquire shares of Series A
Preferred Stock (as defined in Section 2.4 hereof) pursuant to recapitalization agreements substantially in the form attached as Exhibit A hereto (the "Recapitalization Agreements"), each of which share of Series A Preferred Stock shall, as more specifically hereinafter provided, be converted into a single share of the common stock of the Surviving Corporation in the Merger.

         F. Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, Purchaser and the Company (the "Parties") hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER


         SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the California Code, at the Effective Time (as defined in Section 1.3 below), Purchaser shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Purchaser shall cease, and the Company shall continue as the Surviving
Corporation under the laws of the State of California under the name "Watkins-Johnson Company," and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

         SECTION 1.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 6.1, and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Merger (the "Closing") shall take place on the later of (i) January 5, 2000 or (ii) immediately following the satisfaction or waiver of the conditions set forth in Article V, other than those conditions which by their terms are to be satisfied at the Closing, at the offices of Irell & Manella LLP, 333 South Hope Street, Suite 3300, Los Angeles, California 90071, unless another date, time or place is agreed to in writing by the Parties. The date of the Closing is referred to as the "Closing Date."

         SECTION 1.3 Effective Time of the Merger. At the Closing, the Parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of California, in such form as required by, and executed in accordance with the relevant provisions of, the California Code (the date and time of the filing of the Certificate of Merger with the Secretary of State of the

State of California, or such later time as is specified in the Certificate of Merger, being referred to as the "Effective Time").

         SECTION 1.4 Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in this Agreement and the California Code.

         SECTION 1.5 Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Company as in effect immediately prior to the Effective Time, and the Bylaws of the Surviving Corporation shall be the Bylaws of Purchaser as in effect immediately prior to the Effective Time, except that the Bylaws shall contain the indemnification and exculpation provisions required by Section 4.7(a).

         SECTION 1.6 Directors and Officers of the Surviving Corporation. The directors and officers of Purchaser immediately prior to the Effective Time shall be the initial directors and officers, respectively, of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and with the California Code.

                                   ARTICLE II

   CONVERSION OF COMPANY CAPITAL STOCK AND CERTAIN OTHER EFFECTS OF THE MERGER


         SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or any other shares of capital stock of Purchaser or the
Company:

         (a) Common Stock of Purchaser. Each share of Common Stock, without par value, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and shall constitute one validly issued, fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation, which, other than as set forth in Section 2.1(d), shall be all of the issued and outstanding capital stock of the Surviving Corporation as of the Effective Time.

         (b) Cancellation of Certain Shares of Company Common Stock. Each share of Company Common Stock that is owned by the Company or by any direct or indirect subsidiary of the Company (as treasury shares or otherwise), and each share of Company Common Stock that is owned by Purchaser or any subsidiary of Purchaser, shall automatically be canceled and retired and shall cease to exist, and no other consideration shall be delivered or deliverable in exchange therefor.

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

         (c) Conversion of Issued and Outstanding Company Common Stock. Except as otherwise provided in this Agreement and subject to Section 2.1(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive cash from the Surviving Corporation in an amount equal to $41.125 (net of any applicable withholding taxes), payable to the holder without interest (the "Merger Consideration").

         (d) Conversion of Series A Preferred Stock. Each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall constitute one validly issued, fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

         (e) Shares of Dissenting Holders. Notwithstanding anything else in this Agreement to the contrary but only to the extent required by the California Code, shares of Company Common Stock that are issued and outstanding immediately before the Effective Time and that are held by holders of Company Common Stock who have not voted in favor of the Merger and who comply with all the provisions of the California Code concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their shares of Company Common Stock (the "Dissenting Shareholders", with the shares of Company Common Stock held by such Dissenting Shareholders being referred to as the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration but shall represent solely the right to receive such consideration as may be determined to be due such Dissenting Shareholder pursuant to the California Code; provided, however, that any Dissenting Shares which, at any time after the Effective Time, lose their status as Dissenting Shares under the California Code, shall forfeit the right to appraisal and all such Dissenting Shares shall then be deemed to have been converted into the right to receive, as of the Effective Time, the Merger Consideration as contemplated by Section 2.1(c), without interest. Prior to the Effective Time, the Company shall give Purchaser prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company and the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Purchaser, settle or offer to settle any demand.

         (f) Cancellation and Retirement of Company Common Stock. As of the Effective Time, all shares of Company Common Stock issued and outstanding immediately before the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect to such shares, except (in each case, other than shares referred to in Section 2.1(b) and Dissenting

Shares) the right to receive the Merger Consideration, without interest, upon surrender of such certificate in accordance with Section 2.2.

         SECTION 2.2 Surrender of Certificates.

         (a) Appointment of Paying Agent. Prior to the Effective Time, Purchaser shall, under an agreement in form and substance reasonably satisfactory to the Company (the "Paying Agent Agreement"), appoint a bank or trust company located in the United States (which may not be an affiliate of Purchaser) to act as Paying Agent (the "Paying Agent") for the payment of the Merger Consideration. The Surviving Corporation (using its own funds and the proceeds from the equity and debt commitments described in Section 3.2(g)) will make available to the Paying Agent, as and when needed, an amount in cash equal to the total Merger Consideration for all shares of Company Common Stock outstanding at the Effective Time (other than shares referred to in Section 2.1(b) and Dissenting Shares). Such cash provided to the Paying Agent shall be held for the benefit of the holders of shares of Company Common Stock for exchange in accordance with this Article II (the "Exchange Fund").

         (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates that represented issued and outstanding shares of Company Common Stock immediately prior to the Effective Time (other than shares referred to in Section 2.1(b) and Dissenting Shares) shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to the amount of cash into which the total number of shares of Company Common Stock previously represented by such surrendered certificate or certificates shall have been converted pursuant to the Merger. The Paying Agent shall accept such certificates upon surrender of such certificates pursuant to a Letter of Transmittal, substitute form W-9 or similar document, and related documents, the form of which shall be provided by Purchaser and approved by the Company prior to the Effective Time (such approval not to be unreasonably withheld) and upon compliance with such other reasonable terms and conditions as the Paying Agent may impose in order to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfers on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock (other than to give effect, (i) in accordance with customary settlement procedures as determined by the Company's transfer agent, to sales of shares, and (ii) to exercises of Options (as defined in Section 2.3(a), to the extent that such sales and/or exercises took place before the Effective Time), and if such certificates are presented to the Company for transfer, they shall be canceled against delivery of cash as provided above. If any cash is to be remitted to a person other than the registered holder of a certificate for Company Common Stock surrendered for exchange, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Surviving Corporation or the Paying Agent any transfer or other taxes required by reason of the payment of cash to a person other than the registered holder of the certificate surrendered, or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each certificate for shares of Company Common Stock (other than shares referred to in Section 2.1(a) and Dissenting Shares) shall be deemed from the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section
2.1 and any dividends or other distributions as described in Section 2.2(c). No interest shall be paid or shall accrue on any cash payable as Merger Consideration.

         (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of certificates representing shares of Company Common Stock in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such certificates, subject, however, to the Surviving Corporation's obligation, with respect to shares of Company Common Stock outstanding immediately before the Effective Time, to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock consistently with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

         (d) Termination of Exchange Fund. Any portion of the Exchange Fund which, on the 270th calendar day from and excluding the Closing Date, remains undistributed to the holders of the certificates representing shares of Company Common Stock converted into the right to receive the Merger Consideration in the Merger shall be delivered to the Surviving Corporation, upon demand, and any such holders who have not previously complied with this Section 2.2 shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of their claim for cash.

         (e) No Liability. None of Purchaser, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Company Common Stock have not been surrendered before the latest date on which any cash in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity, as defined in
Section 3.1(e), any such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

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

         (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund in accordance with the Paying Agent Agreement. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

         SECTION 2.3 Treatment of Stock Options.

         (a) Payment for Options. At the Effective Time, except as set forth on a schedule to be provided to the Company by Purchaser prior to the Effective Time (with the consent of each Option holder identified thereon, the "Rollover Option Schedule"), all the then outstanding stock options previously granted to employees, non-employee directors and consultants (the "Options") under the Company's stock option plans (the "Stock Option Plans"), whether or not then vested or exercisable, shall terminate and shall no longer be exercisable. Those Options set forth on the Rollover Option Schedule shall by virtue of the Merger be assumed by the Surviving Corporation. Each Option so assumed by the Surviving Corporation will continue to have, and be subject to, the same terms and conditions of such Options immediately prior to the Effective Time except that each such Option will be exercisable (or will become exercisable in accordance with its terms) for the common stock of the Surviving Corporation. With respect to each terminated Option, the Surviving Corporation shall make a cash payment to the former holder thereof at the Effective Time in an amount equal to (subject to any applicable withholding taxes, the "Cash Payment") the product of
(x) the total number of shares of Company Common Stock subject to such Option (i.e., to the extent such Option has not theretofore been exercised), whether or not then vested or exercisable, and (y) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Option (i.e., to the extent such Option has not theretofore been exercised), each such Cash Payment to be paid to each holder of an outstanding Option on the Closing Date; provided, however, that the Surviving Corporation shall have the right to condition the making of the Cash Payment on its receipt of a release or waiver satisfactory to the Surviving Corporation in its reasonable discretion. All Cash Payments shall be funded by the Surviving Corporation.

         (b) Termination of Stock Option Plans and Phantom Stock Appreciation Right Plan. Prior to the Effective Time, the Board of Directors of the Company (or any duly authorized committee thereof) shall adopt appropriate resolutions, and take all other actions necessary, to provide for the termination, as of the Effective Time, of all of the Stock Option Plans and the 1997 Phantom Stock Appreciation Right Plan for the Wireless Products Group of the Company. The Company represents and warrants to the Purchaser that no other Company Plans (as defined in Section 3.1(n)) provide for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company (other than in respect of cash payments through the Merger), and the Company shall ensure that, following the Effective Time, no holder of an Option shall have any right to acquire any capital stock of Purchaser or the Surviving Corporation by reason of such Option.

         SECTION 2.4 Series A Preferred Stock. A reasonable time prior to the Effective Time, the Company shall file with the Secretary of State of the State of California a certificate of designation (the "Certificate of Designation") with respect to its Series A Convertible Participating Preferred Stock, substantially in the form attached hereto as Exhibit 2.4(a) (the "Series A Preferred Stock"). Immediately prior to the Effective Time, the Company shall issue shares of Series A Preferred Stock to the Additional Investors pursuant to and as set forth in the Recapitalization Agreements.

         SECTION 2.5 Asset Drop-Down. The Company agrees that, in the reasonable discretion of Purchaser in order to secure the Financing (as defined in Section 3.2(g)) or pursuant to the terms of the commitment letter with respect thereto, it will (if so requested by Purchaser) use commercially reasonable efforts to transfer all or substantially all of its Wireless Products Groups assets and liabilities (other than with respect to its rights and obligations under this Agreement, and other than assets and liabilities requested to be excluded from the drop-down by Purchaser) to a wholly-owned subsidiary of the Company immediately prior to the Effective Time, pursuant to one or more instruments of conveyance satisfactory to Purchaser in its reasonable discretion.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


         SECTION 3.1 Representations and Warranties of the Company. Except to the extent that the Company's Disclosure Schedule delivered to Purchaser at the same time as the execution of this Agreement and accepted by Purchaser under this Agreement (the "Company Disclosure Schedules") specifically qualifies any of the following representations and warranties (in which case, the specified representation and warranty shall be deemed made with such qualification), the Company hereby represents and warrants to Purchaser as follows:

         (a) Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is (i) set forth on Schedule 3.1(a) of the Company Disclosure Schedules and (ii) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as defined below in this Section

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3.1(a)).  The Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any material adverse change in or effect on (i) the business, results of operations or condition (financial or other) of (1) the Company (or, following the Effective Time, the Surviving Corporation) and its subsidiaries taken as a whole or (2) the Company's Wireless Products Group ("WPG"), in each case excluding any change or effect that is directly attributable to conditions generally affecting the United States, California or Maryland economy or any of the industries in which the Company or its subsidiaries operates unless such conditions adversely affect the Company in a materially disproportionate manner, or (ii) the ability of the Company to consummate the Merger on or before the Terminal Date (as defined in Section 6.1(e)).

         (b) Articles of Incorporation and Bylaws. The Company has furnished to Purchaser a complete and correct copy of the Articles of Incorporation and the Bylaws of the Company and the equivalent organizational documents of each subsidiary of the Company as currently in effect. Neither the Company nor any subsidiary of the Company is in violation of any of the provisions of its Articles of Incorporation or Bylaws (or equivalent organizational documents).

         (c) Capitalization. The authorized capital stock of the Company consists of 45,000,000 shares of Company Common Stock and 500,000 shares of preferred stock, $1.00 par value ("Company Preferred Stock"). As of the date hereof: (i) 6,659,799 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and not subject to preemptive rights; (ii) 1,279,446 shares of Company Common Stock were issuable pursuant to all outstanding Options; and (iii) no more than 1,117,213 shares were available for issuance under the Stock Option Plans, none of which (other than shares issuable pursuant to Options outstanding as of the date of this Agreement) are or will be subject to issuance or issued. All outstanding Options were issued pursuant to the Stock Option Plans. The number of Options, by exercise price, outstanding as of the date hereof, is set forth in Schedule 3.1(c) of the Company Disclosure Schedules. No shares of Company Preferred Stock are issued and outstanding (excepting from the foregoing, as of the time immediately prior to the Effective Time, the Series A Preferred Stock to be issued pursuant to Section 2.4 hereof). The authorized capital stock and issued and outstanding stock of each subsidiary is set forth in Schedule 3.1(c) of the Company Disclosure Schedules. Except as set forth in this Section 3.1(c) or Schedule 3.1(c) of the Company Disclosure Schedules, there are no (i) options, warrants or other rights, agreements, arrangements or commitments of any character obligating the Company or any subsidiary of the Company to issue or sell any

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

shares of capital stock of, or other equity interests in, the Company or any subsidiary of the Company and no shares of Company Common Stock or Company
Preferred Stock are reserved for issuance or (ii) outstanding contractual obligations of the Company or any subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of, or any equity interest in, any subsidiary. Each outstanding share of capital stock of, or other equity interest in, each subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable.

         (d) Authority Relative to Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger, other than the approval and adoption of this Agreement (including any actions described in Section 3.1(u) and Section 3.1(v)) and the Merger by the holders of a majority of the outstanding shares of Company Common Stock. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors' rights and to the discretionary nature of equitable remedies. The Company shall have received, prior to the Effective Time, the approval and adoption of the Telecom Agreement and the Telecom Sale Transaction (each such term as defined in Section 4.1 hereof) by the holders of a majority of the outstanding shares of Company Common Stock. The only vote of the holders of any class or series of outstanding securities of the Company required for approval of (A) this Agreement and the Merger and the transactions contemplated hereby is the affirmative vote of the holders of a majority of (x) the outstanding shares of Company Common Stock and (y) the Series A Preferred Stock and (B) the Telecom Agreement and the Telecom Sale Transaction is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

         (e) No Conflict; Required Filings and Consents. Other than in connection with or in compliance with the specific provisions of (A) the
California Code relating to the filing and recordation of the Certificate of Merger and other appropriate merger documents, if any, and the approval of the Merger by the Company's shareholders, (B) the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted under such Act (collectively, the "Exchange Act"), relating to (1) the filing with, and clearance by the Securities and Exchange Commission (the "SEC") of, a proxy statement relating to the Shareholders Meeting referred to in Section 4.2 (such proxy statement, as amended or supplemented from time to time, being referred to as the "Proxy Statement," the Parties acknowledge that they intend that the Proxy Statement will be included in the form of a supplement and amendment to the Company's proxy statement relating to the Telecom Sale Transaction if the latter proxy statement shall have been previously filed) and (2) the filing of any other reports and documents with the SEC relating to this Agreement or any of the transactions contemplated hereby, (C) the "blue sky" laws of the various states,
(D) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott Act") relating to the filing of notification regarding the Merger with the Antitrust Division of the Department of Justice and the Federal Trade Commission (collectively, the "Antitrust Authorities") and the expiration of the applicable waiting period under the Hart-Scott Act, and (E) applicable local permit laws, rules and regulations pertaining to the operation of the business of the Company and its subsidiaries, the execution and delivery of this Agreement by the Company, the performance of the obligations of the Company hereunder and the consummation of the Merger by the Company do not and will not:
(1) violate any provision of the Articles of Incorporation or By-Laws (or other organizational documents) of the Company or any of its subsidiaries; (2) violate any statute, ordinance, writ, judgment, injunction, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority, federal, state, local or foreign (a "Governmental Entity"), applicable to the Company or any of its subsidiaries or by which any of their respective properties or assets may be bound; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to, any Governmental Entity; or (4) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, result in the creation of any lien, security interest, charge or encumbrance on any of the properties or assets of the Company or any of its subsidiaries under, or give rise to any right of payment, termination or modification of any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, lease, license, permit, franchise or other instrument or obligation, including without limitation the Company Plans, to which the Company or any of its subsidiaries is a party, or by which any of the properties or assets of the Company or any of its subsidiaries is bound or affected, except (x) in the case of clauses (2) and (3) above, where the failure to obtain or make any such filing, permit, consent, or approval or the failure to give such notice or (y) in the case of clause (4) above, where such violation, breach or conflict, could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (f) Compliance with Laws. The Company and its subsidiaries are in compliance with all applicable laws, regulations, orders, judgments, injunctions, writs and decrees except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Schedule 3.1(f) of the Company Disclosure Schedules sets forth all orders, judgments, injunctions, writs and decrees applicable to the Company and/or any of its subsidiaries. There is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company by, on behalf of or before any court, arbitrator or Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. No investigation by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, other than, in each case, those (i) set forth on Schedule 3.1(g) of the Company Disclosure Schedules and (ii) the outcome of which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

         (g) Company SEC Filings and Financial Statements.

                  (i) Since December 31, 1995, the Company has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, in each case as in effect at the time of such filings, and each form, report and document filed with the SEC by the Company since December 31, 1995 (the "Company SEC Filings") has complied in all material respects with all applicable requirements of the federal securities laws and the SEC rules and regulations adopted under those laws as of the date of such filing. As of their respective dates, each of the Company SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) Each of the consolidated financial statements included in the Company SEC Filings was prepared in accordance with United States generally accepted accounting principles as in effect from time to time ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the date of such consolidated financial statements and the results of their operations and their cash flows for the periods then ended (subject, in the case of any unaudited financial statements, to normal year end audit adjustments).

                  (iii) The Company will deliver to Purchaser as soon as they become available true and complete copies of any report or statement mailed by the Company to its shareholders generally or filed by the Company with the SEC subsequent to the date of this Agreement and prior to the Effective Time. As of their respective dates, each of such reports and statements (excluding any information therein provided in writing by or on behalf of Purchaser specifically for inclusion therein, as to which the Company makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of the federal securities laws and the SEC rules and regulations thereunder as in effect on the date of such filing. The consolidated financial statements of the Company to be included in each of such reports and statements (excluding any information therein provided in writing by Purchaser specifically for inclusion therein, as to which the Company makes no representation) will be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto), and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates of such consolidated financial statements and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments).

         (h) Information Supplied. None of the information included in the Proxy Statement (other than information supplied in writing by or on behalf of Purchaser specifically for inclusion in the Proxy Statement, as to which the Company makes no representation) will contain, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting, any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting or any amendment or supplement thereto. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act except that the Company makes no representation with respect to any statements made based on information supplied in writing by or on behalf of Purchaser specifically for inclusion in the Proxy Statement.

         (i) Absence of Certain Changes or Events. Except as disclosed in any Company SEC Filing made prior to the date hereof, since December 31, 1998 there has not been (i) any change, event or development in or affecting the Company that, individually or in the aggregate, constituted or could reasonably be expected to have a Company Material Adverse Effect, (ii) any change by the Company in its accounting methods, principles or practices, except as required by changes in GAAP, (iii) any declaration, setting aside or payment of any dividends or distributions in respect of any series of capital stock of the Company, (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers at or above the rank of Vice President of the Company or any of its subsidiaries, or (v) any event, circumstance, action or omission to act that would have constituted a breach of Section 4.1 hereof were the same to have been applicable to the Company and its subsidiaries as of such date.

         (j) Absence of Litigation. There are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties of the Company or any of its subsidiaries, before any court, arbitrator or other Governmental Entity, that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries, nor any of their respective properties or assets, is subject to any order, writ, judgment, injunction, decree, determination or award having, or which could reasonably be expected, individually or in the aggregate to have, a Company Material Adverse Effect.

         (k) Liabilities. Other than regular quarterly cash dividends on Company Common Stock not in excess of $0.12 per share per quarter and except as set forth in the Company SEC Filings made prior to the date hereof or disclosed on
Schedule 3.1(k) of the Company Disclosure Schedules, there is no claim, liability or obligation (including without limitation obligations to shareholders with respect to dividends or distributions of any sort) of any nature, whether absolute, accrued, known or unknown, contingent or otherwise, affecting the Company, WPG or any of their subsidiaries which (i) is or results from indebtedness for borrowed money, (ii) would be required to be disclosed in the Company's consolidated financial statements prepared in accordance with GAAP or (iii) could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (l) Labor Matters.

                  (i) The Company, its subsidiaries and all of its former subsidiaries (while the same were subsidiaries of the Company, the "Former Subsidiaries") have complied in all respects with all laws, rules and regulations pertaining to employment practices including, without limitation, the Worker Adjustment Retraining Notification Act, the wage hour laws, the Americans with Disabilities Act, and the discrimination laws, and no fact or event exists that could give rise to liability under such acts, laws, rules or regulations, except for such occurrences, non-compliances and liabilities as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement and there is no unfair labor practice or labor arbitration proceeding pending with respect to the Company or any of its subsidiaries or, to the knowledge of the Company, threatened, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such a complaint or claim. Neither the Company nor any of its subsidiaries has, since December 31, 1995, (i) had any employees strikes, work stoppages, slowdowns or lockouts, (ii) received any requests for certifications of bargaining units or any other requests for collective bargaining, or (iii) become aware or had knowledge of any efforts to organize employees of the

Company or any of its subsidiaries or any employees performing work for the Company but provided by an outside employment agency into a collective bargaining unit.

                  (ii) Except as described in Schedule 3.1(1) of the Company Disclosure Schedules, the completion of the transactions contemplated by this Agreement will not result in any payment or increased payment or other benefit becoming due from the Company or any of its subsidiaries to any officer, director, or employee of, or consultant to, the Company or any of its subsidiaries or any Former Subsidiary, and to the knowledge of the Company as of the date hereof (but not later), no employee of the Company or any of its subsidiaries has made any threat, or otherwise revealed an intent, to terminate said employee's relationship with Company or any of its subsidiaries, for any reason, including the consummation of the transactions contemplated by this Agreement. Neither the Company nor any of its subsidiaries is a party to any agreement for the provision of labor pursuant to employee "loan-outs" or with an agency providing temporary labor services except as set forth in Schedule 3.1(1) of the Company Disclosure Schedules. To the knowledge of the Company, except as set forth in Schedule 3.1(1) of the Company Disclosure Schedules, during the preceding three years, there have been no claims by employees of such outside agencies, if any, assigned to work for Company or any of its subsidiaries or any Former Subsidiary, no claims by any governmental agency with regard to such employees and no attempts by any labor organization to organize the employees assigned by any outside agency to work for, at or on behalf of the Company or any of its subsidiaries or any Former Subsidiary.

                  (iii) Within the three-year  period preceding the date hereof, there have been no federal or state claims based on the sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees of Company or any of its subsidiaries or any Former Subsidiary or by any of the employees performing work for the Company or any of its subsidiaries or any Former Subsidiary but provided by an outside employment agency, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. The Company and its subsidiaries and Former Subsidiaries have complied with all laws related to the employment of employees except for such occurrences where non-compliance and resulting liabilities could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 3.1(1) of the Company Disclosure Schedules, neither the Company nor any of its subsidiaries nor any Former Subsidiary has received any notice of any claim during the preceding three years that it has not complied in any material respect with any laws relating to the employment of employees, including without limitation any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment discrimination, the WARN Act, employee safety, or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing.

                  (iv) Neither the Company nor any of its subsidiaries has any written policies and/or employee handbooks or manuals except as set forth in
Schedule 3.1(1) of the Company Disclosure Schedules.

         (m) Environmental Matters.

                  (i) For purposes of this Agreement, the following terms shall have the following meanings: (A) "Hazardous Substances" means (1) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, 49 U.S.C. 5110 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. 300f et seq., the Atomic Energy Act, 42 U.S.C. 2014 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., and the Clean Air Act, 42 U.S.C. 7401 et seq., and their state counterparts, as each may be amended from time to time, and all regulations adopted under all of the foregoing federal and state laws; (2) petroleum and petroleum products, byproducts and breakdown products including crude oil and any fractions thereof;
(3) methane, natural gas, synthetic gas, and any mixtures thereof; (4) polychlorinated biphenyls; (5) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law; and (6) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; provided, however, that Hazardous Substances shall not include office and janitorial supplies used in a manner and in amounts consistent with current normal business practices; and (B) "Environmental Laws" means any federal, state, foreign, or local law, rule or regulation, now in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including without limitation, those relating to (1) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances or (2) the presence, manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances.

                  (ii) (A) The Company and each of its subsidiaries is and has been in material compliance with all applicable Environmental Laws; (B) the Company and each of its subsidiaries has obtained all permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws (the "Environmental Permits") and is and has been in material compliance with their requirements; (C) the Surviving Corporation will continue to have the benefit of the Environmental Permits pursuant to the Merger without the consent of any Governmental Entity; (D) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, injection wells, pits, sumps or lagoons or other devices or conduits to the environment in which Hazardous Substances are being or have been treated, stored or disposed of on or at any property currently owned, leased, used or occupied by the Company or any of its subsidiaries; (E) there is no asbestos or asbestos-containing material on any owned or leased real property in violation of Environmental Laws or in a condition in which good management practices would require its abatement; (F) no Hazardous Substances are present or have been released, discharged or disposed of, at or on any real property currently or formerly owned, occupied, used or leased by the Company or any of its subsidiaries or Former Subsidiaries (but, with respect to Former Subsidiaries, only on or before the date of divestiture by the Company of each such Former Subsidiary) or their respective predecessors, and none of such property is contaminated with any Hazardous Substances, in a manner or amount that, if made known to any Governmental Entity with jurisdiction thereover or any interested third party, reasonably could be expected to give rise to material liability for investigation or clean-up under or pursuant to any Environmental Law; (G) neither the Company nor any of its subsidiaries or Former Subsidiaries (but, with respect to Former Subsidiaries, only with respect to liability arising from activities or conditions occurring on or before the date of divestiture by the Company of each such Former Subsidiary) is undertaking or has completed any investigation or clean-up relating to the presence, release, discharge or disposal of or contamination with Hazardous Substances at any site, location or operation; and (H) there are no past, pending or threatened actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating to Environmental Laws, any Environmental Permits or any Hazardous Substances (each, an "Environmental Claim") against the Company or any of its subsidiaries or Former Subsidiaries or with respect to any currently or formerly owned, occupied, leased or used real properties or assets of the Company or any of its subsidiaries or Former Subsidiaries (but, with respect to Former Subsidiaries, only with respect to liability arising from activities or conditions occurring on or before the date of divestiture by the Company of each such Former Subsidiary) and there are no facts, events, conditions or circumstances that could reasonably be expected to form the basis of any material Environmental Claim against the Company, including without limitation with respect to personal injury or "toxic tort" suits or any off-site disposal location presently or formerly used by the Company or any of its subsidiaries or Former Subsidiaries.

                  (iii) The Company and its subsidiaries have made available to Purchaser copies of all environmental reports, studies or analyses in its possession or under its control relating to owned, leased, occupied or used real property or the operations of the Company or the subsidiaries or Former Subsidiaries.

                  (iv) Schedule 3.1(m) of the Company Disclosure Schedules sets forth (A) a list of all real property currently or formerly owned, leased, used or occupied by the Company, any of the subsidiaries or any of the Former Subsidiaries, with the exception of such real property comprising less than 3,000 square feet used for commercial sales purposes and not used for manufacturing, assembly, research and development, warehousing, maintenance or any other non-sales use; (B) a description of the status of any "Superfund" or other litigation under any Environmental Laws to which the Company, any subsidiary or any Former Subsidiary is or has been a party; and (C) a list of all off-site disposal locations used by the Company or any of its subsidiaries or Former Subsidiaries and a description of the nature and amount of any Hazardous Substances transported to such locations by such entities.

                  (v) Schedule 3.1(m) of the Company Disclosure Schedules sets forth complete, true and correct copies of all environmental remediation insurance purchased and similar and other arrangements entered into with third parties relating to the remediation of releases of Hazardous Substances and other issues that have arisen or may arise under applicable Environmental Laws. All such insurance and other arrangements are in full force and effect and are binding and enforceable obligations of the counterparties thereto, and neither the Company nor its subsidiaries or Former Subsidiaries has breached or is in breach or default in any material respect thereunder. None of such third parties has denied any claim made by or coverage afforded the Company under such insurance or arrangements or has indicated that it will deny any such claim or coverage. The insurance and remediation contracts listed in Section 3.1(m) of the Company Disclosure Schedules are adequate to provide for the satisfaction of all known environmental liabilities with respect to the Palo Alto and Scott's Valley facilities, excluding applicable deductible or self-insured retention amounts stated therein.

         (n) Employee Benefits.

                  (i) Schedule 3.1(n) of the Company Disclosure  Schedules lists
(A) all employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of the Company or any of its subsidiaries, including, but not limited to, all "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), but excluding the Stock Option Plans (the "Company Plans") and (B) all written agreements relating to employment or severance with any of the directors, officers or employees of the Company or any of its subsidiaries (the "Company Employment Contracts").
Schedule 3.1(n) of the Company Disclosure Schedules sets forth the name of each current officer or employee of the Company or any subsidiary with an annual base salary (including the most recent year-end bonus) greater than $125,000 and the annual base salary and most recent year-end bonus applicable to each such officer or employee. The Company has made available to Purchaser a copy of each Company Plan, each material document prepared in connection with each Company Plan (including, without limitation, all Forms 5500 and all schedules and exhibits thereto, Plan and trust documents and insurance policies, summary plan descriptions, and all correspondence with the Internal Revenue Service and the Department of Labor) and each Company Employment Contract. Neither the Company nor any member of the same controlled group of businesses as the Company within the meaning of Section 4001(a)(14) of ERISA (an "ERISA Affiliate") has within the seven year period ending on the Effective Time sponsored or been obligated to contribute to any "multi-employer plan" within the meaning of Section 3(37) of ERISA or any plan subject to Title IV of ERISA or Section 412 of the Tax Code. Except as set forth in Schedule 3.1(n) and except as required by applicable law, none of the Company Plans or Company Employment Contracts promises or provides medical or life insurance benefits to any person or the beneficiaries of any person for any period beyond the termination of such person's employment with the Company and any of its subsidiaries (the "Post-Employment Obligations"). Assuming that all personnel employed in the Company's WPG division remain so employed but that all other employees of the Company and its subsidiaries cease to be employed, Section 3.1(n) of the Company Disclosure Schedules contains information accurately setting forth the annualized cost, in any particular year, to the Company of all Post-Employment Obligations (whether or not identified in Schedule 3.1(n), but excluding COBRA medical insurance coverage to the extent paid for by the beneficiaries of such insurance). Each Company Plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), is so qualified. Each Company Plan has been operated in all material respects in accordance with its terms and the requirements of ERISA and all other applicable laws. Each Company Plan which is required to comply with the provisions of Sections 4980B and 4980C of the Tax Code, or with the requirements referred to in Section 4980D(a) of the Tax Code, has complied in all material respects. The Company has not incurred any direct or indirect material liability under, arising out of or by operation of Title IV of ERISA or any other provision of ERISA in connection with the termination of, or withdrawal from, any Company Plan or other retirement plan or arrangement by the Company or any ERISA Affiliate, and no fact exists or event has occurred that could reasonably be expected to give rise to any such liability. With respect to any insurance policy which provides, or has provided, funding for benefits under any Company Plan, there is and will be no liability of the Company or any subsidiary in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Effective Time, nor would there be any such liability or termination fee if such insurance policy were terminated as of the Effective Time.

                  (ii) Other than routine claims for benefits under the Company Plans, (A) there are no proceedings, claims, lawsuits, disputes, actions, or controversies for which a complaint or other pleading has been served upon, or for which a written demand has been received by, the Company Plans, or the fiduciaries, administrators, or trustees of any of the Company Plans or the Company or any of its subsidiaries or any of their respective ERISA Affiliates as the employer or sponsor under any Company Plan, with any of the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation, any participant or beneficiary of any Company Plan or any other person whomsoever, (B) no written notice or written communication has been received by the Company Plans, or the fiduciaries, administrators, or trustees of any of the Company Plans or the Company or any of its subsidiaries or any of their respective ERISA Affiliates as the employer or sponsor under any Company Plan, from the Internal Revenue Service, the Department of Labor, or any other governmental entity regarding any pending or threatened audit or investigation of any Company Plan, and (C) there are no pending or, to the knowledge of the Company, threatened other material investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Company Plans, or the fiduciaries, administrators, or trustees of any of the Company Plans or the Company or any of its subsidiaries or any of their respective ERISA Affiliates as the employer or sponsor under any Company Plan, with any of the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation, any participant or beneficiary of any Company Plan or any other person whomsoever. The Company has no knowledge of any reasonable basis for any such claim, lawsuit, dispute, action or controversy.

                  (iii) The Company and its subsidiaries will be able to terminate each of the Company Plans at the Effective Time without violating the provisions of ERISA or of such Company Plans and without incurring any charge, fee, or expense (other than administrative costs which are not material in amount) by reason of such termination. Except as set forth in Section 2.3(a), the termination of the Stock Option Plans by the Company prior to the Effective Time and the cancellation of all outstanding Options pursuant to this Agreement shall not result in any liability whatsoever.

         (o) Tax Matters.

                  (i) For purposes of this Agreement: (A) "Income Taxes" means any federal, state, local, or foreign income or franchise Tax and, in each instance, any interest, penalties or additions to Tax attributable to such Tax;
(B) "Tax" and, collectively, "Taxes," means: (1) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, capital, net worth, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (2) any liability for the payment of any amounts of the type described in clause (1) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (3) any liability for the payment of any amounts of the type described in clause (1) or (2) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor entity; and (C) "Return" means all federal, state, local and foreign tax returns, estimates, information statements and reports relating to any and all Taxes concerning or attributable to the Company.

                  (ii) Except as set forth in Schedule 3.1(o) of the Company Disclosure Schedules, each of the Company and its subsidiaries has (A) timely filed in accordance with all applicable laws, all Returns required to be filed by them (taking into account extensions) and such Returns are complete and correct in all material respects, (B) paid all Taxes shown as due on such Returns, and (C) paid all Taxes other than those not yet due and other than those being contested in good faith and for which appropriate reserves (in accordance with GAAP) have been made on the Company's latest balance sheet, all of which contested Taxes are disclosed in Schedule 3.1(o) of the Company Disclosure Schedules, for which a notice of, or assessment or demand for, payment has been received or which are otherwise due and payable. Except as set forth in Schedule 3.1(o) of the Company Disclosure Schedules, complete copies of
(A) consolidated federal Income Tax Returns for the Company and its subsidiaries and (B) state and local Income Tax and other Returns of the Company and its subsidiaries for each of the years ended December 31, 1996, 1997 and 1998 have heretofore been delivered or made available to Purchaser.

                  (iii) Except as set forth in Schedule 3.1(o) of the Company Disclosure Schedules: (A) there is no action, suit, proceeding, audit, claim or assessment pending or, to the knowledge of the Company, proposed with respect to any liability for Tax that relates to the Company or any of its subsidiaries for which a material amount of Tax is at issue, (B) all material amounts required to be collected or withheld by the Company and each of its subsidiaries with respect to Taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted, (C) no extension of time within which to file any material Return that relates to the Company or any of its subsidiaries has been requested which Return has not since been filed, (D) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any material Return that relates to the Company or any of its subsidiaries which remain in effect, (E) there are no tax rulings, requests for filings, closing agreements or changes of accounting method relating to the Company or any of its subsidiaries which could materially affect their liability for Taxes for any period after the Effective Time and (F) no power of attorney has been granted by the Company or any of its subsidiaries with respect to any matter relating to Taxes of the Company and its subsidiaries which is currently in force. Except as set forth in Schedule 3.1(o) of the Company Disclosure Schedules, immediately prior to the Effective Time, (A) neither the Company nor any subsidiary has filed a consent under Section 341(f) of the Tax Code or any comparable provision of state revenue statutes, (B) no property of the Company or its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Tax Code; (C) neither the Company nor any of its subsidiaries is a party to any lease made pursuant to Section 168(f) of the Tax Code, (D) no portion of the cost of any asset of the Company or any of its subsidiaries has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Tax Code Section 103, (E) beginning in 1995 the Company and its subsidiaries have documented their transfer pricing methodology annually and have supplied copies of such studies to Purchaser, and
(F) any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of or in connection (in whole or in part) with the Merger by any employee, officer or director of the Company or any of its subsidiaries who is a "disqualified individual" (as that term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Plans or other compensation arrangement entered into or in effect prior to the Closing would not be characterized as an "excess parachute payment" (as such terms are defined in Section 280G(b)(1) of the Tax Code).

                  (iv) Neither the Company nor any subsidiary of the Company is a party to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal tax purposes.

                  (v)  There  are  no  Tax   sharing   agreements   or   similar
arrangements   with  respect  to  or  involving   the  Company  or  any  of  its
subsidiaries.

                  (vi) Neither the Company nor any subsidiary of the Company was included or includable in any consolidated or unitary Tax Return or report, other than Tax Returns or reports in which the Company was the common parent of the consolidated or unitary group.

         (p) Tangible Property.

                  (i) The Company and its subsidiaries have good and marketable title to all their tangible properties and assets, which tangible properties and assets are sufficient to enable each of the Company and WPG to conduct its business as the same is currently conducted. All of the tangible properties and assets of the Company and its subsidiaries have been maintained and repaired for their continued operation and are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business.

(ii) All of the tangible properties and assets of the Company and its subsidiaries are free and clear of all liens, except (A) liens for taxes not yet due and payable, (B) liens of landlords, vendors, warehousemen and mechanics, and (C) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or expense, or do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby. To the knowledge of the Company, all properties used in the Company's business (whether owned or leased) are in compliance in all material respects with all applicable laws, statutes, rules and regulations (including, without limitation, building, zoning and environmental laws) and all covenants, conditions, restrictions or easements affecting the property or its use or occupancy, and, to the knowledge of the Company, no notices of any material violations thereof have been received.

                  (iii) Each of the leases (the "Company Leases") under which any of the material properties of the Company or any of its subsidiaries is leased is unmodified, valid and subsisting and in full force and effect in the form made available to Purchaser prior to the date hereof, and, to the knowledge of the Company, there are no other agreements, written or oral, between the Company or any of its subsidiaries and any third parties claiming an interest in the interest of the Company or any of its subsidiaries in, or otherwise affecting the use and occupancy of, the property leased under each Company Lease. Neither the Company nor any of its subsidiaries is in default under the Company Leases in any material respect and no material defaults (whether or not subsequently cured) by the Company or any of its subsidiaries have been alleged thereunder. To the knowledge of the Company, no lessor named in any of the Company Leases is in default thereunder in any material respect, and no material defaults (whether or not subsequently cured) by such lessor have been alleged thereunder.

         (q) Certain Contracts and Agreements.

                  (i) Schedule 3.1(q)(i) of the Company Disclosure Schedules lists each contract which is required by its terms or is currently expected to result in the payment or receipt by the Company or any subsidiary of more than $200,000 and which is not terminable by the Company or any of its subsidiaries without the payment of any penalty or fine on not more than three months' notice, other than the Company Plans (a "Material Contract"). To the knowledge of the Company, each Material Contract is in full force and effect and is enforceable against the parties thereto (other than the Company) in accordance with its terms and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by the Company or any third party under such Material Contracts. The Company or the applicable subsidiary of the Company has duly complied in all material respects with the provisions of each Material Contract to which it is a party.

                  (ii) Schedule 3.1(q)(ii) of the Company Disclosure Schedules lists: (1) all material agreements relating to joint ventures, partnerships and equity or debt investments involving the Company or any of its subsidiaries; (2) all noncompete agreements with the Company or the subsidiaries (whether as beneficiary or obligor); (3) all agreements, notes, bonds, indentures or other instruments governing indebtedness for borrowed money of the Company or any of its subsidiaries, and any guarantee thereof or the pledge of any assets or other security therefor; (4) each agreement affording registration rights as to any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), (5) each Company Lease providing for annual lease payments by the Company or any of its subsidiaries in an amount in excess of $200,000; (6) each agreement to which the Company or a subsidiary is a party restricting or otherwise affecting voting or other rights with respect to any securities of the Company or subsidiaries, including voting trusts, voting agreements, irrevocable proxies, preemptive rights, shareholders' agreements, redemption agreements and buy sell agreements; (7) each material agreement between the Company or any of its subsidiaries and any hospital, hospital management company, health maintenance organization or other managed care payor; (8) each agreement between or among the Company or any subsidiary; (9) each management contract and contract with independent contractors or consultants (or similar arrangements) including exclusive rights or requiring payments in excess of $200,000 individually or $500,000 in the aggregate to which the Company or any subsidiary is a party, which are not cancelable without penalty or further payment upon 30 days' or less notice; and (10) each other material agreement of the Company or any of the subsidiaries not made in the ordinary course of business that is to be performed on or after the date of this Agreement, except for any agreement which is required by any other provision of this Section 3.1 to be included on a Company Disclosure Schedule delivered under that provision. To the knowledge of the Company, each such agreement, note, bond, indenture, other instrument or contract (including those required by any other provision of this Section 3.1 to be included on a Company Disclosure Schedule delivered under that provision, the "Scheduled Agreements") is in full force and effect and is enforceable against the parties thereto (other than the Company) in accordance with its terms and no condition or state of facts exists that, with notice of the passage of time, or both, would constitute a default in any material respect by the Company or any third party under any of such Scheduled Agreements. The Company or the applicable subsidiary of the Company has duly complied in all material respects with the provisions of each of the Scheduled Agreements to which it is a party.

         (r) Insurance. The Company and subsidiaries have in full force and effect the policies of fire, liability, title, errors and omissions and other forms of insurance listed on Schedule 3.1(r) of the Company Disclosure Schedules. None of the Company or any of its subsidiaries is in default under any such policies which default could reasonably be expected to have a Company Material Adverse Effect and there is no material inaccuracy in any application for such policies. Each of the Company's and its subsidiaries' activities and operations have been conducted in a manner so as to conform in all material respects to the applicable provisions of such policies. None of the Company and subsidiaries has received a notice of cancellation or non-renewal with respect to any such policy. Schedule 3.1(r) of the Company's Disclosure Schedules lists all pending claims under any of such policies in excess of $10,000 and timely notice has been given of all such claims. None of such insurers has rejected or, to the knowledge of the Company, plans to reject any of such claims.

         (s) Transactions with Affiliates. Except as disclosed in any of the Company SEC Filings made prior to the date hereof and excluding the Company Employment Contracts, there are no contracts, agreements, arrangements or understandings of any kind involving any monetary payment or other obligation or commitment (excluding non-monetary obligations or commitments of a de minimis nature) between any affiliate (as defined in Section 7.3(a), it being understood that for the purposes of this Section 3.1(s) such definition shall include, without limitation, the officers and directors of the Company and WPG) of the Company, on the one hand, and the Company or any subsidiary of the Company, on the other hand.

         (t) Opinion of Financial Advisor. CIBC World Markets Corp., the Company's financial advisor, has delivered an opinion to the board of directors of the Company to the effect that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than the holder of Rollover Shares), a copy of which opinion will be delivered to Purchaser.

         (u) Rights Agreement. The Company has taken all action necessary to prevent the Rights Agreement from becoming applicable, or the Rights becoming exercisable, as a result of the execution of this Agreement by the Parties or of the consummation of the Merger.

         (v) Takeover Laws. The Company has taken all action required to be taken by it in order to exempt this Agreement, the Merger and the transactions contemplated hereby from any applicable "moratorium", "control share", "fair price" or other antitakeover laws and regulations of any state.

         (w) Intellectual Property.

                  (i) The Company (which term, for all purposes of this Section 3.1(w), includes the subsidiaries of the Company) is entitled to use all of the following which are used with or necessary for the conduct of the business of the Company (including, without limitation, WPG) as currently conducted, namely
(1) trademarks, service marks, trade names, internet domain names, designs, slogans, and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, the

"Trademarks"), (2) patents and patent applications, (3) copyrights (including any registrations, renewals and applications for any of the foregoing), (4) software, (5) technology, and (6) trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, the "Trade Secrets," and, together with the items referred to in clauses (1) through (4) above, the "Intellectual Property"). The Intellectual Property together with the rights granted in the User Agreements and the License Agreements (each as defined in clause (ii) below) is sufficient to enable each of the Company and WPG to conduct its business as the same is currently conducted.

                  (ii) Schedule 3.1(w) of the Company Disclosure  Schedules sets forth, for the Intellectual Property owned by the Company, a complete and accurate list of all U.S. and foreign (1) patents and patent applications, (2) registrations of Trademarks (including internet domain registrations) and applications; and (3) copyright registrations and applications (collectively, the "Registered Intellectual Property"). Schedule 3.1(w) of the Company Disclosure Schedules sets forth a complete and accurate list of all license agreements (except for end user license and support/maintenance agreements entered into in the ordinary course of business (the "User Agreements")) granting any right to use or practice any Intellectual Property, whether the Company is the licensee or licensor thereunder, and any written settlements relating to any Intellectual Property to which the Company is a party or otherwise bound (collectively, the "License Agreements"), indicating for each the title, the parties, and the date executed.

                  (iii) Except for the User Agreements and License Agreements, to the Company's knowledge, the Company has the right to use the Intellectual Property free and clear of all liens and without any obligation or liability to any third persons.

                  (iv) The Registered Intellectual Property is valid and subsisting, and has not been canceled, expired, or abandoned. There is no pending, or to the Company's knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against the Registered Intellectual Property.

                  (v) To the Company's knowledge, the conduct of the Company's business as currently conducted, including the use of the Intellectual Property, does not infringe upon any intellectual property rights owned or controlled by any third party. There are no claims or suits pending or to the Company's knowledge, threatened, and the Company has not received any notice of a third party claim or suit (A) alleging that its activities or the conduct of its businesses infringes upon, violates, or constitutes the unauthorized use of the intellectual property rights of any third party, or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property.

                  (vi) There are no settlements, forbearances to sue, consents, judgments, orders, writs or injunctions to which the Company is a party which
(A) restrict the Company's rights to use any Intellectual Property, (B) restrict the Company's businesses in order to accommodate a third party's intellectual property rights, or (C) permit third parties to use any Intellectual Property used by the Company. The Company has not licensed or sublicensed its rights in any material Intellectual Property other than pursuant to the User Agreements and/or the License Agreements, and no royalties, honoraria or other fees are payable by the Company for its use of or right to use any Intellectual Property, except pursuant to the License Agreements. To the Company's knowledge, the License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting creditors' rights and to the discretionary nature of equitable remedies, and, to the Company's knowledge, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any party under, any such License Agreement which violation, breach or default could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                  (vii) The Company takes all reasonable and customary measures to protect the confidentiality of the Trade Secrets. To the Company's knowledge, no party to any non-disclosure agreement with the Company relating to any Trade Secrets is in breach or default thereof.

                  (viii) To the knowledge of the Company, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property used by the Company, and no such claims have been brought against any third party by the Company. No person has a right to receive a royalty or similar payment in respect of the Registered Intellectual Property or in respect of any Intellectual Property of the Company pursuant to any User Agreements, License Agreements or any other contractual arrangement entered into by the Company or any of its subsidiaries. No former or present employees, officers or directors of the Company hold any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

                  (ix) The consummation of the Merger will not (A) result in the loss or impairment of the Company's right to use any Intellectual Property, or
(B) require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

                  (x) To the extent used in accordance with their intended purpose as set forth in any manuals or materials (as amended or supplemented) delivered in connection therewith, all of the products, as upgraded to be Year 2000 Compliant (as defined below in this clause (x)), of the Company (including products currently under development) will, after the Closing, accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will accurately calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dated (collectively, "Year 2000 Compliant"). All of the products of the Company, after the Closing, except as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and (B) will be operable without error with other products used and distributed by the Company that may deliver records to the products of the Company or receive records from the products of the Company, or interact with the products, including but not limited to back up and archived data, provided that such other products are also Year 2000 Compliant. Set forth on Schedule 3.1(x) of the Company Disclosure Schedules is a true and correct statement of the extent to which the internal computer and technology products and systems of the Company are Year 2000 Compliant. The Company has taken all actions represented in such statement to have been taken by it. To the knowledge of the Company, the software and computer systems of and products supplied to the Company by all third persons, and the software and computer systems of the Company's customers, in each case with respect to whom the Company has a material business relationship, are Year 2000 Compliant.

         (x) Information in Financing Documents. None of the information supplied or to be supplied by the Company in writing specifically for inclusion or incorporation by reference in any syndication and other materials to be delivered to potential financing sources in connection with the Financing (as defined in Section 3.2(g)) will, at the date delivered, contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

         (y)  Company  Cash.  As  of  the  date  hereof,  the  Company  and  its
subsidiaries   have  at  least   $159,800,000  in  cash  and  short-term  liquid
investments.

         (z) Closing of Asset Dispositions. The Company has closed (i) the sale of the Company's San Jose property in accordance with the terms and conditions of the Purchase and Sale Agreement between the Company and Lincoln Property Company Commercial, Inc. dated August 21, 1999, and (ii) the sale of the Company's interest in its Palo Alto property (Buildings 3, 4 and 5) to Stanford University in accordance with the terms and conditions of the Agreement for Assignment of Leasehold Interest, Sublease of Property, Leaseback of Real Property and Joint Escrow Instructions between the

Company and the Board of Trustees of the Leland Stanford Junior University dated as of September 30, 1999.

         SECTION 3.2 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company as follows:

         (a) Corporate Organization. Purchaser is a corporation duty organized, validly existing and in good standing under the laws of the State of California, and Purchaser has the requisite corporate power and authority and any necessary governmental approvals to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect (as defined below). As of the date hereof, Purchaser has not engaged in any business other than in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger. The term "Purchaser Material Adverse Effect" means any material adverse change in or effect on (i) the business, results of operations or condition (financial or other) of Purchaser and its subsidiaries taken as a whole or (ii) the ability of Purchaser to consummate the Merger on or before the Terminal Date (a Purchaser Material Adverse Effect of the kind included in this clause (ii) being referred to as a "Purchaser Material Adverse Consummation Effect").

         (b) Charters and Bylaws. Purchaser has furnished to the Company a complete and correct copy of the Articles of Incorporation and Bylaws of Purchaser as currently in effect. Purchaser is not in violation of any of the provisions of its respective Articles of Incorporation or Bylaws.

         (c) Authority Relative to Agreement. Purchaser has all necessary corporate power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the Merger. The execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the Merger have been duly and validly authorized by all necessary corporate action on the part of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Purchaser enforceable against them in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting creditors' rights and to the discretionary nature of equitable remedies.

         (d) No Conflict, Required Filings and Consents.

                  (i) The execution, delivery and performance of this Agreement by Purchaser and the consummation of the Merger by them do not and will not: (A) conflict with or violate the Articles of Incorporation or Bylaws of Purchaser;
(B) assuming that all consents,  approvals and  authorizations  contemplated  by
Section 3.2(d)(ii) have been obtained, all filings described in such Section have been made and all notification periods referred to in such Section have expired, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchaser or by which it or its properties are bound or affected; or (C) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of any lien, security interest, change or encumbrance on any of the properties or assets of Purchaser pursuant to, any note, bond, mortgage, indenture, contract, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of the properties or assets of Purchaser is bound or affected, except, in the case of clauses (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to result in a Purchaser Material Adverse Effect.

                  (ii) The execution, delivery and performance of this Agreement by Purchaser and the consummation of the Merger by Purchaser do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for: (A) the filing and recordation of the Certificate of Merger as required by California law; (B) applicable filings under the Hart-Scott Act and the termination or expiration of the waiting period under that Act; and (C) such other consents, approvals, authorizations, actions, filings and notifications as shall have been specified by Purchaser to the Company in writing prior to the date of this Agreement.

         (e) Information Supplied. None of the information supplied or to be supplied by or on behalf of Purchaser in writing specifically for inclusion in the Proxy Statement will contain, at the date the Proxy Statement is first mailed to the Company's shareholders or at the time of the Shareholders Meeting, any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting or any amendment or supplement thereto.

         (f) Absence of Litigation. There are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Purchaser, threatened against Purchaser, or any properties of Purchaser, before any court, arbitrator or Governmental Entity that, individually or in the aggregate, could reasonably be expected to have a Purchaser Material Adverse Effect. Neither Purchaser nor any of its properties or assets is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which could reasonably be expected to have, a Purchaser Material Adverse Consummation Effect.

         (g) Financing.

                  (i) At the Effective Time and subject to satisfaction of the conditions set forth in Article V, Purchaser will have cash funds from the issuance of equity (pursuant to the equity commitment letter provided to Purchaser by Fox Paine Capital Fund, L.P. (the "Sponsor") attached hereto as
Exhibit 3.2(g)) of not less than $50 million (such amount including the amount to be utilized by Sponsor to purchase the Purchased Shares). Purchaser has been informed by Sponsor that Sponsor has the necessary power and authority to call the funds necessary to make the aforementioned equity commitment, without the need for any consent or approval of any other person or entity and without the requirement that any other condition be satisfied (excluding customary conditions that have been previously disclosed to the Company).

                  (ii) Purchaser has received a commitment letter from a financial institution, a true and correct copy of which has been provided to the Company, pursuant to which such financial institution has committed, subject to the terms and conditions thereof, to arrange or fund on behalf of Purchaser $55 million of debt financing (the "Financing") to be utilized in connection with the Merger and the other transactions contemplated by this Agreement and to provide working capital to the Surviving Corporation.

                  (iii) Purchaser represents that the terms and conditions of the commitment letters are acceptable in form and substance to Purchaser.

         (h) No Foreign Ownership. Purchaser is not, and is not owned or controlled by, a foreign interest or foreign person under the Exon-Florio Act, as implemented in 31 C.F.R. Part 800, the International Trafficking in Arms Regulations, 22 C.F.R. Parts 120130 or the National Industrial Security Program Operating Manual, DOD 5220-22.M (January 1985).

                                   ARTICLE IV

             CONDUCT OF BUSINESS PENDING THE MERGER; OTHER COVENANTS


         SECTION 4.1 Conduct of Business of the Company Pending the Merger. Except as otherwise required by the terms of this Agreement or unless Purchaser shall otherwise agree in writing: (i) the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws (it being understood that the ordinary course of business of the Company does not include the disposition (by any means) of material assets (individually or in the aggregate), subsidiaries, divisions or other identifiable groups within or subsets of the Company); (ii) each of the Company and its subsidiaries shall use its reasonable commercial efforts to preserve intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with their customers, suppliers and other persons with whom the Company or any of its subsidiaries has significant business relations; and (iii) by way of amplification and not limitation of the foregoing, neither the Company nor any of its subsidiaries shall directly or indirectly do, or propose or commit to do, any of the following:

         (a) Either: (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than regular quarterly cash dividends on Company Common Stock declared and paid on dates consistent with past practice in an amount not to exceed $0.12 per share per quarter; or (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock; or (iii) purchase, redeem or otherwise acquire or agree to acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities convertible into shares of capital stock or any rights, warrants or options to acquire any such shares or convertible securities;

         (b) Authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), other than (i) sales of capital stock of any subsidiary of the Company to the Company or another subsidiary of the Company, (ii) the issuance of shares of Company Common Stock upon exercise of Options that were issued and outstanding prior to the date of this Agreement or in compliance with other obligations that were in existence on the date of this Agreement and disclosed in any Company Disclosure Schedules, and (iii) the issuance of shares of Series A Preferred Stock as set forth in
Section 2.4 of this Agreement;

         (c) Except to the extent required under the Stock Option Plans, the Company Plans or the Company Employment Contracts: (i) increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in compensation of non-managerial personnel of the Company or its subsidiaries in the ordinary course of business in accordance with past practice; or (ii) grant any severance or termination pay, or (iii) establish, adopt, enter into or amend or terminate any Company Plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees except as required by law or as provided in Section 2.3 of this Agreement; provided, however, that this Section 4.1(c) shall not prohibit the Company or any of its subsidiaries, to the extent consistent with past practice, from hiring non-managerial or non-officer personnel from time to time in the ordinary course of its business and providing such personnel with benefits deemed appropriate by the Company;

         (d) Amend its Articles of Incorporation, Bylaws or other comparable charter or organizational documents or alter, through merger, liquidation, reorganization, restructuring or in any other fashion, its corporate structure;

         (e) Acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (ii) any assets (not otherwise subject to paragraph (h) below) other than in the ordinary course of business consistent with past practice or in an aggregate amount not to exceed $500,000, or in accordance with the cash management practices of the Company set forth on Schedule 4.1(e) of the Company Disclosure Schedules;

         (f) Sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise transfer or dispose of any of its properties or assets other than inventory or obsolete equipment in the ordinary course of business in commercial transactions consistent with past practice and in amounts that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

         (g) Either: (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than guarantees by the Company in favor of any of its wholly owned subsidiaries or by any of its subsidiaries in favor of the

Company) or enter into any other financing obligation that would be required to be presented as indebtedness on a balance sheet prepared in accordance with GAAP, or enter into any "off balance sheet" financing arrangement or transaction; or (B) make any loans, advances or capital contributions to, or investments in (excluding investments made in accordance with cash management practices set forth on Schedule 4.1(e) of the Company Disclosure Schedules), any other person, other than (1) to any direct or indirect wholly owned subsidiary of the Company, or (2) to an employee described in Schedule 4.1(g) of the Company Disclosure Schedules and (3) to other employees of the Company and its subsidiaries, provided that the loans contemplated by this clause (g)(B)(3) will not exceed $100,000 in the aggregate;

         (h) Except for current capital expenditure plans set forth on Schedule 4.1(h) of the Company Disclosure Schedules, expend, or commit to expend, funds for capital expenditures;

         (i) Adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation;

         (j) Recognize any labor union (unless legally required to do so) or enter into any collective bargaining agreement;

         (k) Except as may be required as a result of a change in GAAP or as recommended by the Company's independent accountants and consented to in writing by Purchaser prior to such change, change any of the accounting methods, practices or principles used by the Company or any of its subsidiaries;

         (l) Enter into any new line of business or open any new facilities;

         (m) Amend or otherwise modify, or waive any rights or obligations of any other party to the Telecom Agreement (as hereinafter defined), other than such amendments, modifications or waivers as (v) are immaterial, individually or in the aggregate, (x) in no manner affect the proceeds payable to the Company pursuant to the Telecom Agreement or the financial value to the Company of the Telecom Sale Transaction, (y) to which the Company has previously disclosed to Purchaser in writing and (z) is otherwise permissible pursuant to this Section
4.1 (without giving effect to the parenthetical statement set forth in subclause
(i) within the body of the introductory paragraph of this Section 4.1); or

         (n) Authorize any of, or commit or agree to take any of, the foregoing actions or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue as of the date when made if such action had then been taken.

         Nothing in this Section 4.1, in Section 4.6 or elsewhere in this Agreement (other than Section 4.12), shall limit the Company's right or ability to complete the sale (the "Telecom Sale Transaction") of the Company's telecom business strictly in accordance with the terms and conditions of the Amended and Restated Purchase Agreement between the Company, Tracor, Inc. and Marconi Aerospace Electronic Systems Inc. (as assignee of Tracor, Inc.'s rights and obligations thereunder) dated as of August 18, 1999 (the "Telecom Agreement"), as such Telecom Agreement may be further amended, modified or waived as permitted in Section 4.1(m) above.

         SECTION 4.2 Shareholders Meeting. The Company shall take all action necessary, in accordance with and subject to the California Code and its Articles of Incorporation and Bylaws, to convene a meeting of its shareholders (the "Shareholders Meeting") as soon as reasonably practicable after the date of this Agreement to consider and vote upon the adoption and approval of this Agreement and the Merger. Subject to the next sentence, the Company, through its Board of Directors, shall recommend to its shareholders approval of the foregoing matters and such recommendation shall be included in the Proxy Statement. The Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change such recommendation, if and only if (i) an Acquisition Proposal (as defined below) which constitutes a Superior Proposal (as defined below) is made to the Company and is not withdrawn, (ii) neither the Company nor any of its representatives shall have violated any of the restrictions set forth in Section 4.6, (iii) the Board of Directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Acquisition Proposal, the failure to make or withdrawal, modification or change of such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's shareholders under California law, and (iv) such failure, withdrawal, modification or change occurs or is made prior to the Shareholders Meeting. Nothing in this Section 4.2 shall limit the Company's obligation to hold and convene the Shareholders Meeting. For the purposes of this Section 4.2, a "Superior Proposal" means a bona fide Acquisition Proposal which a majority of the disinterested members of the Board of Directors of the Company determines in their reasonable good faith judgment to be more favorable to the Company's shareholders than the Merger (after receiving the written opinion, with only customary qualifications, of the Company's independent financial advisor that the financial value of the consideration provided for in such Acquisition Proposal exceeds the financial value of the Merger Consideration) and for which financing, to the extent required, is then committed by a third party.

         SECTION 4.3 Preparation of the Proxy Statement. As soon as reasonably practicable following the date of this Agreement, the Company shall prepare the Proxy Statement and, following approval by Purchaser (which approval shall not be unreasonably withheld), shall file the Proxy Statement with the SEC. The Company shall use its reasonable commercial efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, subject to the Company's rights with respect to an Alternative Transaction (as defined below). The Company shall use its reasonable commercial efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable after the Proxy Statement is cleared by the SEC. The Company and Purchaser shall each correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. In the event that the SEC comments upon or otherwise reviews the Proxy Statement, the Company shall promptly inform Purchaser of such comments and/or review, shall consult with Purchaser in connection with responding to any such comments (including without limitation the revision of the Proxy Statement). The Company shall not file the Proxy Statement or any amendment thereto or revision thereof without Purchaser's prior approval, which approval will not be unreasonably withheld.

         SECTION 4.4 Hart-Scott Act Filings. Promptly following the date of this Agreement, the Company and Purchaser shall prepare and file with the Antitrust Authorities all documents and forms required under the Hart-Scott Act. Each of the Company and Purchaser shall use its reasonable commercial efforts to obtain the timely termination or expiration of the waiting period applicable to the Merger under the Hart-Scott Act.

         SECTION 4.5 Access to Information; Confidentiality.

         (a) Access to Information.

                  (i) The Company: (A) shall, and shall cause its subsidiaries, auditors and other agents to, afford the officers, auditors and other agents and representatives of Purchaser and persons or entities (and representatives thereof) committed or proposing to provide Purchaser or the Company with the Financing reasonable access at all reasonable times (during normal business hours so as not to unduly or unreasonably interfere with the business of the Company and its subsidiaries) to its employees (it being understood that access to the Company's employees, other than its senior officers, shall be with the prior consultation of a senior officer of the Company), agents, properties, customers, contractors, suppliers and others, offices and other facilities and (subject to restrictions imposed by applicable law or by contract) to all books and records, and shall furnish Purchaser and such other persons with all financial, operating and other data and information as Purchaser, through its officers, may from time to time reasonably request; and (B) shall make available its senior officers, upon reasonable prior notice and during normal business hours, to confer on a regular basis with the appropriate officers of Purchaser regarding the ongoing operations of the Company and its subsidiaries, the implementation of the Merger and other matters reasonably related hereto. No investigation pursuant to this Section 4.5(a) shall affect any representations or warranties of the Parties made in this Agreement or the conditions to the obligations of the Parties under this Agreement.

                  (ii) Prior to the Effective Time, the Company and its accountants, agents and other representatives shall cooperate with Purchaser by providing information about the Company which is necessary for Purchaser and its accountants, agents, counsel and other representatives to participate in and to assist the Company in preparing the Financing documents and securing the Financing and in response to other reasonable requests with respect to such Financing documents. Notwithstanding anything in this Agreement to the contrary, to the extent reasonably appropriate to assist the success of the Financing, Purchaser may disclose, or cause its representatives to disclose, and, at the request of Purchaser, the Company shall disclose (in each case, to the extent requested by Purchaser, subject to the Company receiving reasonable assurances as to the maintenance of the confidentiality of confidential information), information concerning the Company and its subsidiaries and their respective businesses, assets and properties and any transaction involving the Company occurring outside the ordinary course of business or with respect to any material portion of the Company's (including its subsidiaries') businesses, assets or properties prior to the Effective Time.

         (b) Confidentiality. Purchaser shall hold information it receives pursuant to Section 4.5(a)(i) which is nonpublic in confidence and, other than as provided in Section 4.5(a)(ii), will not disclose such information to any third party, and will instruct its Representatives (as such term is defined in the Confidentiality Agreement) not to disclose such information to any third party, without the written consent of the Company. Such information shall be subject to the Confidentiality Agreement dated May 7, 1999 between the Company and Fox Paine & Company, LLC (the "Confidentiality Agreement").

         SECTION 4.6 No Solicitation. The Company, its subsidiaries and affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisitions or exchange of all or any material portion of the assets of, or any equity interest in, the Company or any of its subsidiaries or any business combination with the Company or any of its subsidiaries other than the Telecom Sale Transaction. Subject to the last paragraph of Section 4.1, the Company shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company (or any subsidiary or division thereof) or any merger, consolidation, share exchange, business combination or other similar transaction with the Company (or any subsidiary or division thereof) or solicit, participate in or initiate any negotiations or discussions regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing, and all efforts being conducted by or on behalf of the Company on the date of this Agreement to solicit purchasers of the Company as an entirety or for its component businesses shall be discontinued forthwith; provided, however, that nothing in this Section 4.6 shall prohibit the Company from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited written bona fide proposal made to the Company by or on behalf of such person after the date of this
Agreement and prior to the adjournment of the Shareholders Meeting (an "Acquisition Proposal") to acquire all of the equity or all or substantially all of the assets of the Company and its subsidiaries (viewed as a whole), pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer, recapitalization, asset acquisition or other comparable transaction (an "Alternative Transaction") if, and only to the extent that, (a) the Board of Directors of the Company determines in good faith, having been advised by counsel, that its failure to authorize any such action on the Company's part would constitute a breach of the Board's fiduciary duties to the Company's shareholders under California law, (b) upon receipt of such Acquisition Proposal, the Company gives Purchaser prior written notice (which shall include a summary of the material terms of such person's Acquisition Proposal and the identity of such person) of the Company's intention to furnish such information or begin such discussions, (c) prior to furnishing such information or beginning such discussions with such person, the Company shall have determined, in good faith, after consultation with the Company's financial advisor, that the financial value of the consideration provided for in such Acquisition Proposal exceeds the financial value of the Merger Consideration, and (d) prior to furnishing such information or beginning such discussions, the financing for such Acquisition Proposal, to the extent required, is then committed by a third party (which commitment may, in part, be made in reliance upon the firm written commitments of third-party lenders). The Company shall not release any third party from or waive any provision of, any confidentiality or standstill agreement to which the Company is a party. Notwithstanding anything to the contrary in this Section 4.6, the Company shall not provide any non-public information concerning the Company to a third party unless (i) the Company provides such non-public information under a non-disclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement, and (ii) such non-public information has been previously delivered to Purchaser.

         SECTION 4.7 Directors' and Officers' Indemnification and Insurance.

         (a) No Change in Organizational Documents. Notwithstanding anything to the contrary in Section 1.5, the Articles of Incorporation and the Bylaws of the Surviving Corporation shall contain provisions no less beneficial to directors, officers, employees or agents of the Company with respect to indemnification and exculpation from liability as those set forth in the Company's Articles of Incorporation and Bylaws on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

         (b) Directors' and Officers' Insurance. The Surviving Corporation shall, for a period of six years commencing on the Closing Date, maintain in effect the Company's current directors' and officers' liability insurance policies (which may be customary "tail" policies) covering those persons who are currently covered on the date of this Agreement by such policies (copies of which policies have been delivered to Purchaser) and by Indemnification Agreements with the Company as set forth on Schedule 4.7(b) of the Company Disclosure Schedules (the "Indemnified Parties"); provided, however, that in no event shall Purchaser be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; provided, further, that the Surviving Corporation may substitute, for the policies in existence at the Effective Time, policies (which may be customary "tail policies") with at least the coverage required by this Section 4.7(b) provided such substitute policies contain terms and conditions which are no less advantageous and that such substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time.

         (c) Indemnification Obligations. As of and following the Effective Time, the Surviving Corporation shall indemnify all Indemnified Parties to the fullest extent permitted by applicable law with respect to all acts and omissions arising out of such individuals' services as officers, directors, employees or agents of the Company or any of its subsidiaries, or as trustees or fiduciaries of any plan for the benefit of employees of the Company or any of its subsidiaries, occurring prior to the Effective Time including, without limitation, the transactions contemplated by this Agreement. Without limiting the foregoing, if any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, the Surviving Corporation, from the Effective Time, will pay as incurred such Indemnified Party's reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith upon receipt by the Surviving Corporation of a customary undertaking in a form to be provided by the Surviving Corporation, with such Indemnified Party being entitled to representation by counsel not representing any other Indemnified Party to the extent that a conflict of interest precludes the effective representation of more than one Indemnified

Party with respect to the applicable action, proceeding and investigation. Subject to Section 4.7(d), the Surviving Corporation shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing this Section 4.7 or any action involving an Indemnified Party resulting from the transactions contemplated by this Agreement. If the indemnity provided for in this Section 4.7 is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

         (d) Procedures Concerning Indemnification. Any Indemnified Party wishing to claim indemnification under Sections 4.7(a), (b) or (c), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, provided, however, that failure to give, or delay in giving, such notice shall not impair the applicable Indemnified Party's rights under this Section 4.7 except to the extent (if any) to which the Surviving Corporation is materially prejudiced by such failure or delay. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time): (i) the Surviving Corporation shall have the right, from the Effective Time, to assume the defense thereof (with counsel engaged by the Surviving Corporation to be reasonably acceptable to the relevant Indemnified Party), the relevant Indemnified Party shall cooperate in the defense of such matter and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, and (ii) the Surviving Corporation shall not be liable for any settlement effected without its or Purchaser's prior written consent. The Surviving Corporation shall not have any obligation under
Section 4.8(c) to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         SECTION 4.8 Further Action; Reasonable Commercial Efforts. Upon the terms and subject to the conditions of this Agreement, each Party shall use its reasonable commercial efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger, including but not limited to (i) cooperating in the preparation and filing of the Proxy Statement, and any amendments to any thereof, and (ii) using its reasonable commercial efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and third parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the Merger, and to fulfill the conditions to the Merger. To the extent practicable in the circumstances and subject to applicable laws, each Party shall provide the others with the opportunity to review any information relating to such Party, or any of its subsidiaries, which appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with obtaining the necessary regulatory or non- governmental approvals for the consummation of the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each Party shall use their reasonable commercial efforts to take all such necessary action.

         SECTION 4.9 Notification of Certain Matters. The Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) any failure of the Company or Purchaser, as the case may be, to comply with or satisfy in any material respect any condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.9 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

         SECTION 4.10 Public Announcements. Each Party shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except (where circumstances make such prior consultation impracticable) as may be required by law or any listing agreement with its securities exchange or quotation system.

         SECTION 4.11 Certain Obligations to Employees. The Surviving Corporation shall honor all employee benefit obligations to current and former employees that have been incurred prior to the Effective Time under the Company Plans and the Company Employment Contracts; provided, however, that nothing shall prevent the Surviving Corporation from taking, or refraining from taking, any action with respect to any of the Company Plans and the Company Employment Contracts to the extent not precluded by the terms thereof.

                                    ARTICLE V

                              CONDITIONS OF MERGER

         SECTION 5.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction or (to the extent permitted by applicable law) waiver, at or prior to the Closing, of the following conditions:

         (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

         (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition making the consummation of the Merger unlawful shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending.

         (c) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal, or, as a result of the consummation of the Merger, will give rise to a Company Material Adverse Effect with respect to the Surviving Corporation.

         (d) Each of the Company and Purchaser shall have received an opinion (in each case addressed to the Board of Directors of the same) concerning the solvency of Purchaser, the Company and their respective affiliates giving effect to the Merger and the related transactions, prepared by an independent firm expert in providing such opinions which is reasonably acceptable to each of the Company and Purchaser. The solvency opinion shall be in such form that is reasonably acceptable to each of the Company and Purchaser.

         SECTION 5.2 Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Merger are subject to the satisfaction of the following conditions unless waived by Purchaser:

         (a) The representations and warranties of the Company set forth in this Agreement (i) shall be true and correct in all respects as of the date of this Agreement and (ii) except for those representations and warranties made only as of a specified date, shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date, except, in the case of each of clauses (i) and (ii), for inaccuracies that do not, individually or in the aggregate, constitute a Company Material Adverse Effect, provided, however, for purposes of this Section 5.2(a), (A) the immediately preceding Company Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties of the Company contained in Section 3.1(c) and Section 3.1(y), and (B) any Company Material Adverse Effect or knowledge qualifiers in the body of and applicable to any particular representation or warranty of the Company shall be disregarded. Purchaser shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and by its Chief Financial Officer to such effect.

         (b) The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date with such exceptions as, either individually or in the aggregate, have not constituted, and do not constitute a Company Material Adverse Effect, and Purchaser shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and by its Chief Financial Officer to such effect.

         (c) The number of issued and outstanding shares of Company Common Stock with respect to which the holders have properly taken those actions which the California Code requires be taken prior to the Effective Time to permit such holders to become Dissenting Shareholders shall not exceed 5% of the total number of issued and outstanding shares of Company Common Stock.

         (d) Other than the filing contemplated by Section 1.3, all consents, approvals, authorizations or permits of, actions by, or filings with or notifications to, and all terminations or expirations of waiting periods imposed by, any Governmental Entity which are necessary for the consummation of the Merger (including, without limitation, under the Hart-Scott Act and the Exchange
Act), other than those (not including those under the Hart-Scott Act, which shall be required without reference to this clause) the absence of which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, shall have been obtained or made or shall have occurred without the requirement of any payment or any material condition (all such consents, approvals, authorizations, permits, actions and filings, and the termination or expiration of all such waiting periods, being referred to as the "Requisite Governmental Approvals"); all conditions, if any, to the Requisite Governmental Approvals shall have been satisfied; and all Requisite Governmental Approvals shall be in full force and effect.

         (e) All consents, approvals, authorizations or permits of, actions by, notifications to, or waiting periods imposed by, any contract, agreement or arrangement between either the Company or Purchaser, on the one hand, and any other person (except a Governmental Entity), on the other hand, which are necessary for the consummation of the Merger, other than those the absence of which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, shall have been obtained or made or shall have occurred without cost or condition (all such consents, approvals, authorizations, permits, actions and notifications and the expiration of all such waiting periods, being referred to as the "Requisite Non-Governmental Approvals"); all conditions, if any, to the Requisite Non-Governmental Approvals shall have been satisfied; and all of the Requisite Non-Governmental Approvals shall be in full force and effect.

         (f) The Company shall have closed the Telecom Sale Transaction in accordance with the terms and conditions of the Telecom Agreement as in effect on the date hereof (other than with such amendments, modifications or waivers as are permitted the Company under Section 4.1(m)).

         (g) Purchaser shall have received the Financing on terms and conditions that, in Purchaser's reasonable judgment, are not less favorable, in the aggregate, to Purchaser than those set forth in the commitment letter described in Section 3.2(g)(ii) hereof.

         (h) After the execution date of this Agreement, there shall not have occurred or been enacted or promulgated a change in GAAP (as in effect on the date of such letter) or a decision, statement, policy statement, pronouncement, speech, statute, ordinance, writ, judgment, injunction, rule, regulation (formal, informal or otherwise), order or decree of any Governmental Entity or authoritative accounting standards board or body (including without limitation the SEC and/or the Financial Accounting Standards Board) (any of the foregoing matters being referred to as a "Subsequent Ruling"), if the effect of such
Subsequent Ruling is to prevent the Merger from being accounted for as a recapitalization (as a result of the structure and/or capitalization of the Surviving Corporation as contemplated by this Agreement) in the reasonable
judgment  of  Purchaser  following   consultation  with  Purchaser's  accounting
advisors.

         SECTION 5.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following unless waived by the Company:

         (a) The representations and warranties of Purchaser set forth in this Agreement (i) shall be true and correct in all respects as of the date of this Agreement and (ii) except for those representations and warranties made only as of a specified date, shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date except, in the case of each of clauses
(i) and (ii), for inaccuracies that do not, individually, or in the aggregate, constitute a Purchaser Material Adverse Effect, provided, however, for purposes of this Section 5.3(a), (A) the immediately preceding Purchaser Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties of the Purchaser contained in Section 3.2(c) and (B) any Purchaser Material Adverse Effect or knowledge qualifiers in the body of and applicable to any particular representation or warranty of Purchaser shall be disregarded. The Company shall have received a certificate signed on behalf of Purchaser by the Chief Executive Officer of Purchaser and by the Chief Financial Officer of Purchaser to such effect.

         (b) Purchaser shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date, with such exceptions as, either individually or in the aggregate, have not constituted, and do not constitute a Purchaser Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Purchaser by its Chief Executive Officer and by its Chief Financial Officer to such effect.

                                   ARTICLE VI

                        TERMINATION, AMENDMENT AND WAIVER


         SECTION 6.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, either before or after approval thereof by the shareholders of the
Company:

         (a) by mutual written consent of Purchaser and the Company; or

         (b) by Purchaser, upon any breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement that, either individually or in the aggregate, would prevent the satisfaction of the conditions set forth in Section 5.2(a) or (b), if either (i) such breach cannot be cured prior to the Terminal Date, or (ii) has not been cured within 30 days after the date on which written notice of such breach is given by Purchaser to the Company, specifying in reasonable detail the nature of such breach;

         (c) by the Company, upon breach of any representation, warranty or agreement f Purchaser set forth in this Agreement that, either individually or in the aggregate, would prevent the satisfaction of the condition set forth in
Section 5.3(a) or (b), if either (i) such breach cannot be cured prior to the Terminal Date, or (ii) has not been cured within 30 days after the date on which written notice of such breach is given by the Company to Purchaser specifying in reasonable detail the nature of such breach;

         (d) by either Purchaser or the Company, if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable; provided, however, that such right of termination shall not be available to any Party if such Party shall have failed to make reasonable efforts to prevent or contest the imposition of such injunction or action and such failure materially contributed to such imposition;

         (e) by either Purchaser or the Company, if (other than due to the willful failure of the Party seeking to terminate this Agreement to perform its obligations hereunder which are required to be performed at or prior to the Effective Time) the Merger shall not have been consummated on or prior to January 31, 2000, unless extended in writing by Purchaser and the Company (such date, or any date to which it is so extended, being referred to as the "Terminal Date");

         (f) by Purchaser or the Company, if the vote of the shareholders of the Company on a motion to adopt and approve this Agreement and the Merger has been taken at the Shareholders Meeting or any adjournment thereof and the vote in favor of such adoption and approval was not sufficient, under the California Code and the Articles of Incorporation of the Company, to cause such motion to pass; provided, however, that the right to terminate this Agreement under this Section 6.1(f) shall not be available to Company if (A) the failure to obtain Company shareholder approval shall have been caused by the action or failure to act of the Company and such action or the failure to act constitutes a breach by the Company of this Agreement or (B) Purchaser is entitled to terminate the Agreement under Section 6.1(g);

         (g) by Purchaser, if (i) a majority of the Board of Directors of the Company shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger in any manner which is adverse to Purchaser, or shall have adopted a resolution to do the foregoing, whether or not the reason for such action by the Board of Directors of the Company would entitle the Company to terminate this Agreement under Section 6.2(h), or (ii) a tender offer or exchange offer for 25% or more of the outstanding shares of the Company Common Stock is commenced (other than by Purchaser or any of its subsidiaries or affiliates), and the Board of Directors of the Company fails to recommend that such shareholders reject such tender offer or exchange offer in the Company's Solicitation/Recommendation Statement on Schedule 14D-9 filed in response thereto;

         (h) by the Company prior to the closing of the polls at the Shareholders Meeting, if the Board of Directors of the Company shall decide not to make or shall withdraw, modify or change its affirmative recommendation of this Agreement or the Merger, in each instance to the extent permitted pursuant to Section 4.2 hereof;

         (i) by the Company, if Sponsor notifies the Company in writing that Sponsor has determined that it will not, or if it otherwise becomes manifestly obvious that Sponsor has become unable to, fund Purchaser as set forth in and pursuant to the equity commitment letter attached hereto as Exhibit 3.2(g).

         SECTION 6.2 Fees and Expenses.

         (a) The Company shall pay Purchaser a termination fee of $13,250,000 plus all costs and expenses incurred by Purchaser in connection with the investigation, negotiation, financing and performance of this Agreement and the Merger (collectively, to avoid duplication, net of any payments made to Purchaser pursuant to Section 6.2(b), the "Termination Fee"), as a result of the termination of this Agreement (i) by Purchaser pursuant to Section 6.1(g) or the Company pursuant to Section 6.1(h), (ii) by Purchaser or the Company pursuant to
Section 6.1(f), or (iii) by Purchaser pursuant to Section 6.1(b) (provided, in the cases of clauses (ii) and (iii), within twelve (12) months of the date of such termination of this Agreement the Company either enters into a definitive agreement for or otherwise consummates an Alternative Transaction). The Termination Fee shall be payable, in the case of clause (i) above, on the next business day following the termination of this Agreement, or, in the case of clause (ii) or clause (iii) above, on the next business day following the execution of the definitive agreement for or the consummation of the Alternative Transaction. In the circumstances in which it is payable, the payment of the Termination Fee shall be Purchaser's sole remedy and entitlement hereunder for any breach or default by the Company hereunder.

         (b) In the event of a termination of this Agreement by Purchaser pursuant to Section 6.1(b) or the Company pursuant to Section 6.1(c), all costs and expenses of the non-breaching Party incurred in connection with this Agreement and the Merger shall be paid by the breaching Party.

         (c) Except as set forth in Sections 6.2(a) and 6.2(b), all costs and expenses incurred in connection with this Agreement and the Merger shall be paid by the Party incurring such costs and expenses, whether or not the Merger is consummated.

         SECTION 6.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any Party except that the provisions of Section 4.5(b), Section 6.2 and all of Article VII except Section
7.1 shall survive such termination indefinitely (or to such earlier date as may be specified by the terms of such provision); and provided, however, that nothing herein shall relieve any Party from liability for any willful and material breach hereof, provided further, that any action that the Board of Directors of the Company takes under Section 4.2, Section 4.6 or Section 6.1(h), having been advised by counsel, on the basis of its good faith determination that its failure to take such action could be deemed to constitute a breach of its fiduciary duties to the Company's shareholders under California law shall not constitute a willful and material breach of this Agreement by the Company.

         SECTION 6.4 Amendment. This Agreement may be amended by the Parties by action taken by the respective Boards of Directors of Purchaser and the Company at any time prior to the Effective Time; provided, however, that, after approval of this Agreement and the Merger by the shareholders of the Company, no amendment may be made which would require the approval of the shareholders of the Company without being subject to further shareholder approval. This Agreement may not be amended except by an instrument in writing signed by the Parties.

         SECTION 6.5 Waiver. At any time prior to the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.

                                   ARTICLE VII

                               GENERAL PROVISIONS


         SECTION 7.1 Non Survival of Representations, Warranties and Agreements After the Effective Time. The representations, warranties, and agreements in this Agreement shall terminate at the Effective Time, except that those set forth in Section 4.7 and Section 4.11 and this Article VII shall survive such termination indefinitely (or to such earlier date as shall be specified by the terms of such provisions).

         SECTION 7.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt or, in the case of notice by registered or certified mail, three business days after deposit with the United States Postal Service) by delivery in person, by cable, facsimile, telecopy transmission or telegram or by registered or certified mail (postage prepaid, return receipt requested) to the respective Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

                  if to Purchaser:

                           FP-WJ Acquisition Corp.
                           c/o Fox Paine & Company, LLC
                           950 Tower Lane, Suite 1950
                           Foster City, California 94404
                           Attention: W. Dexter Paine III
                           Facsimile: (650) 525-1396

                  with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Attention: Mitchell S. Presser
                           Facsimile: (212) 403-2000

                  with a copy to:

                           Irell & Manella LLP
                           333 South Hope Street, Suite 3300
                           Los Angeles, California 90071
                           Attention: Anthony T. Iler
                           Facsimile: (213) 229-0515
                  if to the Company:

                           Watkins-Johnson Company
                           3333 Hillview Avenue
                           Palo Alto, California 94304-1223
                           Attention: Chief Executive Officer
                           Facsimile: (650) 813-2502

                           with a copy to:

                           Heller Ehrman White & McAuliffe
                           333 Bush Street
                           San Francisco, California 94104
                           Attention: Daniel E. Titelbaum, Esq.
                           Facsimile: (415) 772-6268

         SECTION 7.3 Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

         (b) "business day" means any day other than a Saturday, Sunday or other day on which commercial banks in Palo Alto, California are required or permitted to be closed;

         (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (d) "knowledge" means the actual subjective knowledge, without independent inquiry or verification, of (i) in the case of the Company, any of
(x) the Company's executive officers named in the Company's proxy statement relating to its 1999 Annual Meeting of Shareholders (which is one of the SEC Filings) and (y) any of Malcolm Caraballo, John Galli, Skip Hoover, Tom Kreitzer and Rainer Growitz; and (ii) in the case of Purchaser, any Executive Vice President or more senior officer of Purchaser.

         (e)   "person"   means   an   individual,   corporation,   partnership,
association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

         (f) "subsidiary" or "subsidiaries" of any Party or other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Purchaser or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         SECTION 7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         SECTION 7.5 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof, except the Confidentiality Agreement, which shall continue in effect in accordance with its terms. This Agreement shall not be assigned by operation of law or otherwise, except that Purchaser may assign all or any of their respective rights and obligations hereunder to any other direct subsidiary or subsidiaries of Purchaser but no such assignment shall relieve the assigning Party of its obligations hereunder.

         SECTION 7.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that each Indemnified Party is intended to be a third party beneficiary of, and have the individual right to seek compliance with, Section 4.7.

         SECTION 7.7 Applicable Law; Jurisdiction. This Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict-of- laws rules thereof. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY FEDERAL OR STATE COURT WHICH SITS IN EITHER THE CITY OF SAN FRANCISCO OR SAN

JOSE, CALIFORNIA AND HAS JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER.

         SECTION 7.8 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 7.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date written above.

                                       FP - WJ ACQUISITION CORP.

                                       By:   /s/ W. Dexter Paine, III
                                             -----------------------------------
                                             Name:  W. Dexter Paine, III

                                             Title:  Chief Executive Officer



                                       WATKINS-JOHNSON COMPANY

                                       By:   /s/ W. Keith Kennedy, Jr.
                                             -----------------------------------
                                             Name:  W. Keith Kennedy, Jr.

                                             Title:  Chief Executive Officer